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                                                                   EXHIBIT 5,8.1

                    [LETTERHEAD OF APPLEBY SPURLING & KEMPE]

                                                                   30 March 1999

Loral Space & Communications Limited
600 Third Avenue
New York
NY 10016

Ladies and Gentlemen

     We have acted as Bermuda counsel for Loral Space & Communications Limited, a Bermuda company, (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed issuance, in exchange for $350,000,000 aggregate principal amount of the Company's 9 1/2% Senior Notes due 2006 (the "Old Notes"), of $350,000,000 aggregate principal amount of the Company's 9 1/2% Notes due 2006 (the "New Notes", and collectively with the Old Notes, the "Notes"). The New Notes are to be issued pursuant to an indenture dated as of 15 January 1999 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, as we have deemed necessary for the purpose of this opinion, and we have relied on statements and certificates of officers and representatives of the Company and public officials.

     We have assumed:

     (i) the truth, accuracy and completeness as the date hereof of all representations as to factual matters made in the documents which we have examined;

     (ii) the genuineness of all signatures on the documents which we have examined; and

     (iii) The conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us.

     Based upon and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

     (i) the Company is an exempted company duly incorporated and validly existing under Bermuda law and is in good standing under the laws of Bermuda;

     (ii) the Company has full power and authority, and has obtained all Bermuda governmental authorisations, licenses, permits, certificates and approvals as are necessary to own its properties and to conduct its business as described in the Registration Statement;

     (iii) all the Shares have been duly and validly authorised, issued, fully paid and non-assessable; and

     (iv) the legal conclusions set forth in the discussion of Bermuda tax law under the headings "Foreign Issuer Considerations -- Bermuda Tax Considerations" and "The Exchange Offer"
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            are our opinions, and it is our opinion that this discussion addresses the material Bermuda tax consequences of an investment in the Notes.

     Our reservations are as follows:

(A) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction other than Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermuda court may decline to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

(B) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to any matters which are within the discretion of the Bermuda courts, such as the award of costs or questions related to jurisdiction. Further, we express no opinion as to the validity or binding effect in Bermuda of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of the filing of the Registration Statement.

(C) Section 9 of the Interest and Credit Charges (Regulation) Act, 1975 provides that the Bermuda courts have discretion as to the amount of interest if any payable on the amount of a judgment after date of judgment. If the court does not exercise that discretion, then interest will accrue at the statutory rate which is currently seven per cent per annum.

(D) Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(E)   For the purposes of this opinion:

        (a) the term "fully paid" means, in relation to the issued shares of a company limited by shares (that is to say, a company having the liability of its members limited by its Memorandum of Association to the amount, if any, unpaid on the shares held by them), that members holding such shares have no liability to make any contribution or other payment to the company in respect of those shares; and

        (b) the term "non-assessable" means, in relation to fully-paid shares of a company, that such member shall not be bound by an alteration to the Memorandum of Association or to the Bye-laws of that company after the date upon which he became a member, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to, pay money to the company.

     This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Yours faithfully

                                          /s/ APPLEBY SPURLING & KEMPE

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